UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of principal executive offices and Zip Code)

214-369-7300
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On December 21, 2011, LBB & Associates, Ltd., LLP (“LBB”) resigned as Sun River Energy, Inc.’s (the “Company”) independent registered public accounting firm.  The Company has since begun the process of engaging an independent registered public accounting firm.  Currently, the Company is being processed as part of the independent registered public accounting firm’s client acceptance procedures.  Although this process has been delayed because of the holiday season, management expects this to be completed within two weeks.  The Company will file an 8K/A upon final acceptance.

During the Company’s two most recent fiscal years ended April 30, 2010 and 2011, LBB’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the periods referred to above and the subsequent interim period through December 21, 2011, (i) there were no disagreements between the Company and LBB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of LBB would have caused LBB to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On December 27, 2011, the Company provided LBB with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that LBB furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter from LBB, dated December 28, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description

16.1	Letter from LBB & Associates, Ltd., LLP dated December 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun River Energy, Inc.

Date: December 29, 2011	By: /s/ Donal R. Schmidt, Jr.
Name : Donal R. Schmidt, Jr.
Title: President and CEO